Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

April 21, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Amarantus Bioscience Holdings, Inc.

San Francisco, California

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statements of Amarantus BioScience Holdings, Inc. on Form S-8 filed on November 30, 2011 (File No. 333-178222), March 1, 2013 (File No. 333-186995) and January 17, 2014 (File No. 333-193435) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated April 16, 2013, with respect to our audit of the consolidated financial statements of Amarantus BioScience Holdings, Inc. as of December 31, 2012 and for the period from January 14, 2008 (date of inception) to December 31, 2012, which report is included in this Annual Report on Form 10-K of Amarantus BioScience Holdings, Inc."

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC